Exhibit 10.1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) is entered into as of August [   ], 2022, by and among Kandi Technologies Group, Inc., a corporation incorporated under the laws of the State of Delaware (“Kandi”), Kandi Technologies Group, Inc., a company incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of Kandi (“Kandi BVI”), and Kandi Technologies Merger Corp., a corporation incorporated under the laws of the State of Delaware and a wholly-owned subsidiary of Kandi BVI (“Merger Sub”).

RECITALS

A. The Boards of Directors of each of Kandi, Kandi BVI and Merger Sub have unanimously determined that it is advisable and in the best interests of their respective shareholders to reorganize so that Kandi BVI will become the parent of Kandi as a result of the Merger of Merger Sub with and into Kandi (the “Merger”).

B. The respective Boards of Directors of Kandi, Kandi BVI and Merger Sub have each unanimously approved the Merger, this Agreement and, to the extent applicable, the other transactions described herein, pursuant to which Kandi will be the surviving corporation of the Merger and will become a wholly-owned subsidiary of Kandi BVI, all upon the terms and subject to the conditions set forth in this Agreement, and whereby each issued share of the common stock, par value US$0.001 per share, of Kandi (“Kandi Common Stock”) shall be converted into the right to receive one ordinary share, par value US$0.001 per share, of Kandi BVI (“Kandi BVI Ordinary Shares”).

C. The Merger requires, among other things, the adoption of this Agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of Kandi Common Stock.

D. The parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall be, and is hereby, adopted as a “plan of reorganization” for purposes of Section 368(a) of the Code or, alternatively, that the Merger be treated for United States federal income tax purposes as a contribution of shares of Kandi to Kandi BVI by shareholders of Kandi qualifying as a tax-free exchange within the meaning of Section 351 of the Code.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into Kandi in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease. Pursuant to and simultaneously upon the consummation of the Merger at the Effective Time, in accordance with the DGCL, (a) Kandi shall continue as the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), becoming a wholly-owned subsidiary of Kandi BVI, (b) the corporate identity, existence, powers, rights and immunities of Kandi as the Surviving Corporation shall continue unimpaired by the Merger, and (c) Kandi shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of Merger Sub, all without further act or deed.

1.2 Filing Articles of Merger; Effective Time. As soon as practicable following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Article V, if this Agreement shall not have been terminated prior thereto as provided in Section 7.1, Merger Sub and Kandi shall cause articles of merger (the “Articles of Merger”) meeting the requirements of DGCL 92A.200 to be properly executed and filed in accordance with such section and otherwise make all other filings or recordings as required by the DGCL in connection with the Merger. The Merger shall become effective at the time designated in the Articles of Merger as the effective time of the Merger (the “Effective Time”).

ARTICLE II
SURVIVING CORPORATION;
EFFECT OF MERGER ON CHARTER DOCUMENTS
AND DIRECTORS AND OFFICERS

2.1 Name of Surviving Corporation. The name of the Surviving Corporation shall be “Kandi Technologies Group, Inc.”.

2.2 Articles of Incorporation of Surviving Corporation. From and after the Effective Time, the Certificate of incorporation of Kandi in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, and shall continue in full force and effect until amended in accordance with the provisions provided therein or the applicable provisions of the DGCL.

2.3 Bylaws of Surviving Corporation. From and after the Effective Time, the Bylaws of Kandi in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, and shall continue in full force and effect until amended in accordance with the provisions provided therein or the applicable provisions of the DGCL.

2.4 Directors and Officers of Surviving Corporation. From and after the Effective Time, the directors and officers of Kandi immediately prior to the Effective Time shall be the directors and officers of Kandi BVI, each such director or officer to serve in such capacity until his or her earlier death, resignation or removal or until his or her successor is duly elected or appointed.

2.5 Constitutional Documents of Kandi BVI. The memorandum and articles of association of Kandi BVI in effect immediately prior to the Effective Time shall continue to be the memorandum and articles of association of Kandi BVI until amended in accordance with the provisions provided therein or under the laws of the British Virgin Islands.

2.6 Directors and Officers of Kandi BVI. Immediately prior to the Effective Time, Kandi, in its capacity as the sole shareholder of Kandi BVI, agrees to take or cause to be taken all such actions as are necessary to cause those persons serving as the directors and officers of Kandi immediately prior to the Effective Time to be elected or appointed as the directors and officers of Kandi BVI (to the extent the officers and directors of Kandi BVI and Kandi are not already identical), each such person to have the same office(s) with Kandi BVI (and the same committee memberships in the case of directors) as he or she held with Kandi, with the directors to serve until the earlier of the next meeting of the Kandi BVI shareholders at which an election of directors is required or until their successors are elected or appointed (or their earlier death, disability or retirement).

ARTICLE III
EFFECT OF MERGER ON CAPITAL STOCK;
EXCHANGE OF SHARES

3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of either Kandi or Kandi BVI:

(a) Each issued and outstanding share of Kandi Common Stock shall be converted into the right to receive one validly issued, fully paid and nonassessable Kandi BVI Ordinary Share, and Kandi BVI shall issue to each holder of such right that number of Kandi BVI Ordinary Shares to which each such holder is entitled.

(b) The 100 issued and outstanding shares of common stock, par value US$0.001 per share, of Merger Sub held by Kandi BVI shall be converted into 100 validly issued, fully-paid and nonassessable shares of common stock, par value US$0.001 per share, of the Surviving Corporation.

(c) Kandi BVI will repurchase 1,000 Kandi BVI Ordinary Share that was held by Kandi prior to the Merger at a purchase price of US$0.001.

3.2 Exchange of Kandi BVI Shares.

(a) At the Effective Time, each outstanding share of Kandi Common Stock held in uncertificated, book entry form will be exchanged for one Kandi BVI Ordinary Share pursuant to Section 3.1(a) above without further act or deed by the holder thereof, and record of such ownership shall be kept in uncertificated, book entry form by Kandi BVI’s transfer agent, Equiniti Trust Company.

(b) At the Effective Time, each outstanding share of Kandi Common Stock held in certificated form will be converted into the right to receive one Kandi BVI Ordinary Share pursuant to Section 3.1(a) above without further act or deed by the holder thereof, and the holder thereof will cease to be, and will have no rights as, a shareholder of Kandi. Following the consummation of the Merger, Kandi’s exchange agent will send a letter of transmittal to each such holder, explaining the procedure for surrendering such holder’s Kandi stock certificates in exchange for share certificates representing Kandi BVI Ordinary Shares.

(c) At the Effective Time, holders of Kandi Common Stock will cease to be, and will have no rights as, shareholders of Kandi, other than the right to receive: (i) any dividend or other distribution with a record date prior to the Effective Time that may have been declared or made by Kandi on such shares of Kandi Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and that remain unpaid at the Effective Time and (ii) the Kandi BVI Ordinary Shares pursuant to Section 3.1(a). After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Kandi Common Stock that were outstanding immediately prior to the Effective Time. Upon and after the Effective Time, registered shareholders in Kandi BVI’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon Kandi BVI Ordinary Shares registered in their respective names.

3.3 No Dissenters’ Rights. There are no dissenters’ rights or appraisal rights available to holders of Kandi Common Stock under the DGCL in connection with the Merger.

ARTICLE IV
ASSUMPTION OF CONTRACTS

4.1 Assumption. At the Effective Time, the obligations of Kandi under or with respect to contracts or agreements listed on Annex A (collectively, the “Assumed Contracts”) shall become the lawful obligations of Kandi BVI and shall be performed in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective at the Effective Time, Kandi BVI hereby expressly adopts and assumes all obligations of Kandi under the Assumed Contracts.

4.2 Other Actions. Such amendments or other actions that are deemed necessary or appropriate by Kandi and Kandi BVI to effect the Merger, including to facilitate the assumption by Kandi BVI of the Assumed Contracts, and any other amendments or actions that Kandi and Kandi BVI shall deem advisable, shall be adopted and entered into with respect to the Assumed Contracts and any other change in control arrangements between Kandi and its executive officers and key employees.

ARTICLE V
CONDITIONS PRECEDENT

The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions:

5.1 Shareholder Approval. This Agreement shall have been adopted and approved by the affirmative vote of holders of a majority of the issued and outstanding shares of Kandi Common Stock entitled to vote thereon at the record date for such actions as set by the Board of Directors of Kandi.

5.2 No Prohibition. None of the parties hereto shall be subject to any decree, order or injunction of any court of competent jurisdiction, whether in the United States, the British Virgin Islands or any other country, that prohibits the consummation of the Merger.

5.3 Effective Registration Statement. Kandi BVI shall have filed a registration statement on Form F-4 with the Securities and Exchange Commission in connection with the offer and issuance of the Kandi BVI Ordinary Shares to be issued pursuant to the Merger, which registration statement shall have become effective under the Securities Act of 1933, as amended, and no stop order with respect thereto shall be in effect.

5.4 NASDAQ Listing. The Kandi BVI Ordinary Shares to be issued pursuant to the Merger shall have been authorized for listing on the NASDAQ Global Select Market, subject to official notice of issuance and satisfaction of other standard conditions.

5.5 Consents and Authorizations. Other than the filing of the Articles of Merger provided for under Section 1.2, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of Kandi, Kandi BVI or any of their respective subsidiaries to consummate the Merger and the other transactions contemplated hereby, including, without limitation, any filings required under (a) applicable United States state securities and “Blue Sky” laws and (b) applicable British Virgin Islands securities laws, shall have been obtained or made.

ARTICLE VI
COVENANTS

6.1 Rule 16b-3 Approval. Kandi, Kandi BVI and Merger Sub shall take all such steps as may reasonably be required to cause the transactions contemplated by Section 3.1 and any other dispositions of Kandi equity securities (including derivative securities) or acquisitions of Kandi BVI equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of Kandi or (b) at the Effective Time, is or will become a director or officer of Kandi BVI, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

6.2 Kandi BVI Vote. Prior to the date of the meeting of shareholders of Kandi to consider and vote upon the adoption of this Agreement, Kandi BVI, in its capacity as sole shareholder of Merger Sub, shall adopt this Agreement and approve the Merger.

6.3 Further Assurances. Each party hereto shall use its reasonable best efforts, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary and reasonably appropriate to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions provided for herein.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

7.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of Kandi, by action of the Board of Directors of Kandi.

7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Kandi, Kandi BVI or Merger Sub.

7.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval or adoption by the shareholders of Kandi of this Agreement or matters presented in connection with this Agreement; provided, however, that after any such approval or adoption, there shall be made no amendment requiring further approval or adoption by such shareholders under applicable law until such further approval is obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

7.4 Waiver. At any time prior to the Effective Time, the parties may waive compliance with any of the agreements or covenants contained in this Agreement, or may waive any of the conditions to consummation of the Merger contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE VIII
GENERAL PROVISIONS

8.1 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article IV, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The provisions of Article IV may be enforced only by the specifically intended beneficiaries thereof.

8.2 Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

8.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

8.4 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

8.5 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

8.6 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

IN WITNESS WHEREOF, this Agreement and Plan of Merger and Reorganization has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

KANDI TECHNOLOGIES GROUP, INC.
a Delaware corporation:

Name:	Hu Xiaoming
Title:	Chief Executive Officer

Kandi Technologies Group, Inc.
a British Virgin Islands company:

Name:	Chen Ming
Title:	Sole Director

Kandi Technologies Merger Corp.
a Delaware corporation:

Name:
Title: